UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2026

Nexentis Technologies Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40403	26-4684680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pinhas Sapir St. 3, Kiryat HaMada Ness Ziona 7403626, Israel	4994500
(Address of principal executive offices)	(Zip Code)

(347) 468 9583

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	NXTS	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 30, 2026, Nexentis Technologies Inc. (the “Company”) held a special general meeting of stockholders (the “Special Meeting”). As of the close of business on March 10, 2026, the record date for the Special Meeting, there were 5,111,362 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) issued and outstanding (without giving effect to the one-for-seven (1-for-7) reverse stock split of the Company’s Common Stock that was effected on April 8, 2026 (the “April 2025 Reverse Stock Split”)), each of which was entitled to one vote per share.

At the Special Meeting, the holders of 3,129,968 shares of the Common Stock (without giving effect to the April 2025 Reverse Stock Split), equivalent to approximately 61.23% of the outstanding shares entitled to vote at the Special Meeting, were represented in person or by proxy at the Special Meeting, constituting a quorum. The matters that were voted upon at the Special Meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes, as to such matters, where applicable, are set forth below.

All share amounts set forth below and elsewhere in this Current Report on Form 8-K are presented on a pre-April 2025 Reverse Stock Split basis.

Proposal #1. The Reverse Stock Split Proposal. Proposal No. 1 was to approve an amendment to the Company’s Articles of Incorporation, as amended (the “Reverse Split Amendment”), implementing one or more reverse stock splits of the issued and outstanding shares of the Company’s Common Stock (the “Reverse Stock Split”) at a ratio of not less than 1-for-2 and not more than 1-for-500 (the “Reverse Split Range”), and to grant the Company’s board of directors (the “Board”) the discretionary authority to determine the exact ratio of the Reverse Stock Split within the Reverse Split Range and by such number of increments, and to effect the Reverse Split Amendment at such times and dates, if at all, as to be determined by the Board in its sole discretion (the “Reverse Stock Split Proposal”). The proposal was approved as follows:

For	Against	Abstain	Broker Non-Votes
2,855,535	272,430	2,003	-

Proposal #2. The Equity Issuance Proposal. Proposal No. 2 was to approve the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 20% below the market price of the Company’s Common Stock, as required by and in accordance with Nasdaq Marketplace Rule 5635(d) (the “Equity Issuance Proposal”).

The proposal was approved as follows:

For	Against	Abstain	Broker Non-Votes
2,230,497	112,345	11,766	775,360

Proposal #3. The Facility Amendment Proposal. Proposal No. 3 was to approve, for Nasdaq Marketplace Rule 5635(d) purposes, the potential issuance of shares of Common Stock upon exercise of warrants that may be issued under an amendment to the Company’s facility agreement with L.I.A. Pure Capital Ltd. (the “Facility Amendment Proposal”). The proposal was approved as follows:

For	Against	Abstain	Broker Non-Votes
1,789,433	98,561	466,614	775,360

Proposal #4. The Adjournment Proposal. Proposal No. 4 was to approve the authorization of an adjournment of the Special Meeting to a later date or dates, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal, the Equity Issuance Proposal, or the Facility Amendment Proposal. The proposal was approved was approved as follows:

For	Against	Abstain	Broker Non-Votes
2,949,940	177,153	2,875	-

No other matters were considered or voted upon at the Special Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nexentis Technologies Inc.

Date: April 30, 2026	By:	/s/ Lital Barda
	Name:	Lital Barda
	Title:	Chief Financial Officer